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                                 EXHIBIT 4.0


                         8% Convertible Debenture, Due
                                April 13, 2003

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April __, 1998                                                      $_________

                         CARDIAC CONTROL SYSTEMS, INC.
                           8% CONVERTIBLE DEBENTURE
                              DUE APRIL 24, 2003

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No holder of this Debenture shall have any preemptive right to acquire any shares or securities of any kind, whether now or hereafter authorized which may at any time be Issued, sold or offered for sale by the Company, except that the Debenture may be converted into Common Stock as provided herein.

This Debenture and the Common Stock of the Company issuable upon conversion hereof (until such time as such Common Stock is registered with the Securities and Exchange Commission pursuant to an effective registration statement) have not been registered under the Securities Act of 1933, as amended, or any other securities statute, and no sale, transfer or other disposition of any interest herein may be made unless, in the written opinion of counsel to the Company, such transfer would not violate or require registration under any such statute.
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     1. Payment. Cardiac Control Systems, Inc., a corporation duly organized and
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existing under the laws of the State of Delaware (herein referred to as the
"Company"), for value received, hereby promises to pay to
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       , or registered assigns ("Holder"), the principal sum of
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                ,($        ) together with accrued interest, on April 24, 2003
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(the "Maturity Date"), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

     This Debenture shall bear simple, non-cumulative interest from the date hereof through the Maturity Date at an interest rate of eight percent (8%) per annum; provided, however, that whenever the payment of principal is overdue on
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the Debenture, interest shall accrue, if and to the extent permitted by applicable law at ten percent (10%) per annum on the entire unpaid principal balance of the Debenture so long as any such payment is overdue.

     Interest shall be payable in cash or, at the Company's discretion, common stock ($.10 par value) of the Company ("Company Common Stock"), or a combination thereof, on each April 30 and October 31 commencing October 31, 1998 and ending April 24, 2003, at which time all outstanding principal and accrued and unpaid interest shall be due and payable. The cash value of any payments made in Common Stock of the Company shall be the Conversion Price as hereinafter defined.

     This Debenture may be prepaid in whole or in part at anytime prior to the Issuance Date.

     This Debenture is convertible into Common Stock, at the option of Holder, pursuant to Section 2(a) below.

     Upon conversion pursuant to Section 2 below, the Company shall not be obligated or required to reduce or pay principal outstanding on this Debenture.


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     By acceptance of this Debenture, the Holder agrees that it will promptly deliver and surrender this Debenture to the Company upon full payment thereof, and that it will promptly notify the Company of any disposition of the Debenture and of the name and of the name and address of the transferee of such Debenture. For purposes of this Debenture, the Company may assume that Holder is the holder hereunder unless notified to the contrary in the manner provided in Section 5.

     2. Conversion.
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        (a) Conversion Right. In the period beginning with the date hereof
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through the business day immediately prior to the Maturity Date (the "Election
Period"), the Holder hereof shall have the right to elect to convert the Debenture into Common Stock of the Company as set forth in Section 2(b) below, in lieu of having the Company repay the Debenture pursuant to Section 1 above. Such election shall be made in writing and delivered to the Company in accordance with Section 5.

        (b) Mechanics of Conversion. At any time, and, as applicable, from time
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to time, the Holder may convert into Common Stock at the Conversion Price the entire principal amount outstanding on the Debenture or the Holder may convert incrementally, and if incrementally, then the minimum amount so converted at such time shall be twenty-five thousand dollars ($25,000.00) of outstanding principal. Upon conversion, the principal amount of the Debenture then being converted shall be converted into Common Stock of the Company on the Conversion Date (defined below) at the price of one share of Common Stock for each $.40 of outstanding principal (the "Conversion Price"). The Conversion Price and number of shares of Common Stock issuable upon conversion are subject to adjustment as provided this Section 2. No fractional shares of Common Stock shall be issued upon conversion of the Debenture. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the Conversion Price. Further, any accrued but unpaid interest outstanding on the Conversion Date shall be paid to the Holder in cash, or in company Common Stock, or any combination thereof as provided in Section 1 above. To exercise his conversion rights, the Holder shall give written notice to the Company at the Company's office as indicated under Section 5 below, that he elects to convert the Debenture or portion thereof (in the minimum amount of $25,000.00) and shall state therein the amount of the outstanding principal that he elects to convert into Common Stock in his name or the name or names of his nominees in which he wishes the certificate of certificates for shares of Common Stock to be issued.

        (c) Issuance of Common Stock Upon Conversion. Within a reasonable time,
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not exceeding ten (10) business days after the Conversion Date (the "Issuance
Date"), the Company shall deliver or cause to be delivered to or upon the written order of the Holder of the Debenture so converted, certificates representing the number of fully paid and nonassessable shares of Common Stock of the Company into which such Debenture, or increment thereof, may be converted in accordance with the provisions of this Section 2. Within a reasonable time, not exceeding ten (10) business days after receipt by the Holder of the certificates, the Holder of the Debenture so converted shall surrender the Debenture to the Company for cancellation. In the case of an incremental conversion, the Company shall thereupon issue a new Debenture in an amount equal to the outstanding principal balance prior to such conversion, less the amount of outstanding principal so converted. Subject to the following provisions of this Section 2 such conversion shall be deemed to have occurred on the Conversion Date, so that the rights of the Holder of such Debenture shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time; provided, however, that no such conversion
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(when the stock transfer books of the Company shall be closed) shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion on such date, but such conversion shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such

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stock transfer books are open.  The "Conversion Date" shall be the date the
Company receives a notice of election from the Holder as provided in Section
2(b).

              (d)    Taxes on Conversion. The issuance of certificates of shares
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of Common Stock upon the conversion of the Debenture shall be made without charge by the Company to the converting holder for any tax in respect of the issuance of such certificates and such certificates shall be issued in the respective names of, or in such names as may be directed by, the Holder of the Debenture converted; provided, however, that the Company shall not be required
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to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of any such certificate in a name other than that of the Holder of the Debenture converted, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

              (e)    Adjustment to Conversion Price.  At any time after the
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date on which the Debenture is first issued, the following adjustments shall apply.

                     (i)     Stock Dividends, Distributions or Subdivisions.
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In the event the Company shall issue additional shares of Common Stock (or securities convertible into Common Stock) in a stock dividend, stock distribution or subdivision paid with respect to Common Stock, or declare any dividend or other distribution payable with additional shares of Common Stock (or securities convertible into Common Stock) with respect to Common Stock or effect a split or subdivision of the outstanding shares of the Company's Common Stock, the Conversion Price shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, or the earlier declaration thereof, be proportionately decreased.

                     (ii)    Combinations or Consolidations.  In the event the
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outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                     (iii)   Merger or Reorganization, etc.  In case of any
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consolidation or merger of the Company with or into another corporation or the conveyance of all or substantially all of the assets of the Company to another corporation, each Debenture shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Company deliverable upon conversion of such Debenture would have been entitled upon such consolidation, merger or conveyance; and, in any such case, appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the Holders of Debentures, to the end that the provisions set forth herein (including provisions with respect to adjustments in the Conversion Price with respect to the Debenture) shall thereafter be applicable, as nearly as reasonable may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of such Debenture.

              (f)    No Impairment.    The Company will not, by amendment of its
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Articles of Incorporation or by-laws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section 2 and in the taking of all

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such action as may be necessary or appropriate in order to protect the conversion rights of the Holder of this Debenture against impairment.

        (g)  Common Stock Reserved.  The Company shall reserve and keep
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available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the Debenture.

    3.  Registration Rights.
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        (a)  Notice of Registration.  If at any time after the first date
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set forth above, the Company proposes to file a registration statement to register any of its Common Stock under the Securities Act of 1933, as amended (other than in connection with a merger or pursuant to Form S-4 or Form S-8 or other comparable form not available for registering the shares of Common Stock issuable upon the conversion of this Debenture (the "Registrable Stock") for sale to the public), whether such registration is for the Company's own account or the account of others, and provided the managing underwriter for the proposed offering, if any, advises the Company that the inclusion of the Registrable Stock in such registration statement would not jeopardize the successful marketing of the Company Common Stock, in the managing underwriter's exercise of reasonable judgment, then the Company shall at such time give prompt written notice to Holder of its intention to effect such registration setting forth a description of intended method of distribution and indicating Holder's right under such proposed registration, and upon the request of Holder, delivered to the Company within twenty (20) days after giving such notice (which request shall specify the Registrable Stock intended to be disposed of by Holder), the Company shall include such Registrable Stock held by Holder and requested to be included in such registration subject to any underwriter's cutback or lock-up.

             (i)  Company's Withdrawal of Registration Statement.  If, at any
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time after giving such written notice of the Company's intention to register any of the Registrable Stock and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to file the registration statement wherein the Registrable Stock would be registered, to withdraw a registration statement and abandon the proposed offering in which Holder had requested to include his Registrable Stock or to delay the registration of such Registrable Stock, at its sole election, the Company may give written notice of such determination to Holder and thereupon shall be relieved of its obligation to register any Registrable Stock issued or issuable in connection with such registration (but not from its obligation to pay registration expenses in connection therewith or to register the Registrable Stock in a subsequent registration); and in the case of a determination to delay a registration, the Company shall thereupon be permitted to delay registering any Registrable Stock for the same period as the delay in respect of securities being registered for the Company's own account.

             (ii)  Holder's Withdrawal of Registrable Stock.  Holder shall be
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permitted to withdraw all or any part of the Registrable Stock at any time prior to the effective date of such registration.

             (iii)  Holder's Acceptance of Underwriting Terms.  The Company
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shall not be required to include any of the Registrable Stock in the registration statement relating to an underwritten offering of the Company's securities unless Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (provided such terms are usual and customary for selling stockholders) and Holder agrees to execute and/or deliver such documents in connection with such registration as the Company or the managing underwriter may reasonably request.

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             (b)  Expiration of Registration Rights.  The obligations of the
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Company to register shares of the Registrable Stock under this Section 3 shall terminate ten (10) years after the Conversion Date, unless such obligations terminate earlier in accordance with the terms of this Debenture.

             (c)  Cooperation with the Company.  Holder will cooperate with the
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Company in all respects, including, without limitation, timely supplying all information reasonably requested by the Company and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Stock.

             (d)  Expenses.  All expenses incurred by the Company in complying
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with the provisions of this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of any counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., fees of transfer agents and registrars and costs of insurance ("Registration Expenses") shall be borne by the Company. However, Registration Expenses shall not include expenses of counsel for Holder, any transfer taxes or any underwriting discounts, selling commissions or underwriter expense reimbursement allowances applicable to the sale of the Registrable Stock ("Selling Expenses"). The Company will pay all Registration Expenses in connection with each registration of the Registrable Stock pursuant to the provisions of this Section 3. All Selling Expenses in connection with each such registration statement shall be borne by the participating Holders in proportion to the number of shares sold by each.

    4.  Events of Default.  If any of the following events (herein defined as
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"Events of Default") shall occur and be continuing: (a) if the Company defaults in the payment of the principal or interest under this Debenture or any part thereof when the same shall become due and payable, either by the terms hereof or otherwise as herein provided; (b) upon the breach of the covenants of the Company contained in this Debenture; (c) if any proceedings involving the Company are commenced by or against the Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute of the federal government or any state government and, if such proceedings are instituted against the Company, the Company by any action or failure to act indicates its approval of, consent to or acquiescence therein, or an order shall be entered approving the petition in such proceeding and, within fifty (50) days after the entry thereof, such order is not vacated, or stayed on appeal or otherwise, or shall not otherwise have ceased to continue in effect; then, as to the Events of Default under clauses (a) and (b) hereinabove, the Holder of this Debenture may at its option after thirty (30) days" advance written notice to the Company (during which time the Company shall have the right to cure such Event of Default) declare such Debenture to be and, all the Debentures shall thereon become, forthwith due and payable in cash. If an Event of Default exists after the thirty day notice and a failure of the Company to cure as provided above, the Holder may pursue all remedies available to him at law or equity. As to an Event of Default under clause (c) hereinabove, then the Debenture shall be, and all the Debentures shall thereupon become immediately due and payable in cash and the Holder may pursue all remedies available to him at law or equity.

     5.  Communications and Notices.  Except as otherwise specifically provided
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herein, all communications and notices provided for in this Debenture shall be sent by express mail, facsimile or telegram to the Holder at his address as provided to the Secretary of the Company from time to time and, if to the Company, at 3 Commerce Boulevard, Palm Coast, Florida 32037-7961, for the attention of the President, or such other address as may be furnished in writing from time to time. Any notice provided pursuant to this Section 5 shall be deemed received upon delivery. The Company and the holder of any Debenture may from time to time change their respective addresses, for purposes of this
Section 5, by

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written notice to the other parties; provided, however, that notice of such change shall be effective only upon receipt.

    6.  Governing Law.  This Debenture shall be construed in accordance
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with and governed by the laws of the State of Florida.

    7.  Assignment.  This Debenture shall bind and inure to the benefit of
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the respective successors and assigns of the parties hereto.

    8.  Securities Restrictions.
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    THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACTS. NEITHER SAID SECURITIES NOR ANY SECURITIES WHICH MAY BE ISSUED IN EXCHANGE FOR, UPON THE CONVERSION OF, OR OTHERWISE IN RESPECT OF, SAID SECURITIES MAY BE SOLD, OFFERED FOR SALE, OR ENCUMBERED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SHARES OR SECURITIES UNDER SAID SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES ACTS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

    9.  Waiver.  No waiver of a right in any instance shall constitute a
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continuing waiver of successive rights, and any one shall govern only the particular matters waived.

    Appropriate stop transfers will be noted on the Debentures and other corporate records.

    IN WITNESS WHEREOF, CARDIAC CONTROL SYSTEMS, INC., has caused this Debenture to be executed in its corporate name by its President and Chief Executive Officer on the date and year first above written.

                                     CARDIAC CONTROL SYSTEMS, INC.

                                     BY:
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                                        Alan J. Rabin, President and Chief
                                        Executive Officer

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